Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-274364) of 21Shares Ethereum ETF of our report dated March 30, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Towson, Maryland

March 30, 2026